AMENDMENT 2026-1 TO APPFOLIO, INC. 2025 EMPLOYEE STOCK PURCHASE PLAN THIS AMENDMENT 2026-1 TO THE APPFOLIO, INC. 2025 EMPLOYEE STOCK PURCHASE PLAN (this “Amendment”) is adopted on January 27, 2026, with reference to the following facts: RECITALS WHEREAS, AppFolio, Inc. (the “Company”) established the 2025 Employee Stock Purchase Plan, which was adopted by its Board of Directors (the “Board”) on January 24, 2024 (the “Plan”); WHEREAS, the Plan establishes the Board as the Administrator (as defined in the Plan) except to the extent that the Board delegates responsibility for any matter to the Compensation Committee of the Board (the “Committee”); WHEREAS, the Board has delegated to the Committee all authority of the Administrator, including the authority to manage the operation and administration of the Plan, including but not limited to, creating, amending, and rescinding rules or regulations relating to the Plan (the “Administrator”); WHEREAS, pursuant to Section 9.1 of the Plan, the Administrator may amend the Plan at any time, with no approval of the Company’s shareholders required except in limited circumstances not implicated by this Amendment; and WHEREAS, effective as of January 1, 2026 (the “Effective Date”), the Administrator desires to amend the Plan to (a) clarify the Plan’s administrative structure, (b) implement a lookback mechanism for purposes of determining the applicable Purchase Price with respect to an Offering Period, and (c) increase the maximum contribution under the Plan from 10% to 15% of Compensation during an Offering Period. AGREEMENTS 1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Plan. 108274916.1

2. Amendments to the Plan. As of the Effective Date, the Plan is hereby amended and modified as follows: i. Article 2. Definitions and Construction. Existing Section 2.1 shall be amended and restated in its entirety to state: 2.1 “Administrator” shall have the meaning set forth in Section 11.1 of the Plan. Existing Section 2.22 shall be amended and restated in its entirety to state: 2.22“Purchase Price” means, with respect to a particular Offering Period, an amount equal to the lesser of (a) eighty-five percent (85%) of the Fair Market Value of a Share on the applicable Purchase Date and (b) eighty-five percent (85%) of the Fair Market Value of a Share on the first day of the applicable Offering Period; provided, however, that the Purchase Price for subsequent Offering Periods may be determined by the Administrator in its sole discretion subject to compliance with Section 423 of the Code (or any successor provision, or any other applicable law, regulation or stock exchange listing standard) or pursuant to Article 9 (provided that in no event shall the Purchase Price per Share be less than the par value per Share). ii. Article 5. Eligibility and Participation. Existing Section 5.2(b) shall be amended and restated in its entirety to state: (b) Each such agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company and any Related Corporation on each payday during the Offering Period as payroll deductions under the Plan. An Eligible Employee may designate any whole percentage of Compensation that is not less than one percent (1%) and not more than the maximum percentage specified by the Administrator (which percentage shall be fifteen percent (15%) in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company in a manner consistent with Section 12.5. 108274916.1

iii. Article 11. Administration. Existing Section 11.1 shall be amended and restated in its entirety to state: 11.1Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to the Committee. For purposes of this Plan, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee. Each of the members of the Committee shall meet the independence requirements under the then applicable rules or continued listing requirements adopted by The NASDAQ Stock Market or the principal exchange on which the Shares are then listed or admitted for trading. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including, but not limited to, establishing and maintaining an individual securities account under the Plan for each Participant and taking any action deemed necessary or desirable by such delegate to correct administrative errors with respect to the implementation of Participant elections under the Plan or otherwise. 3. Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Plan are and will remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference to “the Plan”," "hereunder," "hereof," "herein," or words of like import, and each reference to the Plan in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Plan will mean and be a reference to the Plan as amended by this Amendment. 108274916.1